Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-170719, 333-137679, 333-133857, 333-129983, 333-126302, 333-126192, 333-120278, 333-110821, 333-100107, 333-82624, 333-70224, 333-60882, 333-30044, and 333-86311) of our report dated July 27, 2012 relating to the consolidated financial statements and financial statement schedule of Ditech Networks, Inc., which appears in this Annual Report on Form 10-K.

/s/ BURR PILGER MAYER, INC.

San Jose, California
July 27, 2012